Exhibit 10.23
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                       PURCHASE AGREEMENT WITH NONCOMPETE


         This Purchase Agreement ("Agreement"), dated December 3, 2003, ("Effective Date"), is between AMERICAN OPTISURGICAL, INC., a California corporation ("Buyer") and Paradigm Medical Industries, Inc., a Delaware corporation, ("Seller").

                                    AGREEMENT
                                    ---------

         1. For the consideration described below, and on the terms and subject to the conditions in this Agreement, Seller here sells, conveys, assigns, transfers, and delivers to Buyer, and Buyer here purchases and accepts from Seller and assumes as of the Closing Date the assets ("Assets") listed in
Exhibit 1, generally consisting of two product lines of cataract removal machines (known as the Mentor Odyssey and the Mentor Sistem) and all goodwill, trademarks, patents, software codes and programs, supplies, work in process, finished goods, and molds related thereto that Seller possesses.

         2. The Buyer shall non-exclusively license Seller to the use of the patents purchased by Buyer herein. Said license shall be limited to Seller"s use of the patents in conjunction with Seller"s Photon\Percisionist technology.

         3. The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Assets is One Hundred and Twenty Five Thousand Dollars ($125,000.00), payable on the Closing Date. The purchase price shall be allocated as follows:

                  60%      Intellectual property
                  40%      All other

         4. Seller here represents and warrants to Buyer that:

              (a) Seller owns all the Assets, free and clear of all liens, charges, claims, restrictions, or encumbrances. Seller has the full right, power, and authority to sell, transfer, and deliver to Buyer, according to this Agreement, all of the Assets in their possession, free and clear of all liens, charges, claims, equities, restrictions, and encumbrances. The sale by Seller of the Assets does not constitute a breach or violation of, or default under, any will, deed or trust, security agreement, or other instrument by which such Seller is bound.

              (b) The execution of, carrying out of and compliance with the provisions of this Agreement by Seller, will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance on any or the Assets pursuant to the Certificate of Incorporation of Seller, By Laws of Seller, or any indenture, mortgage, deed of trust, security agreement or other instrument to which Seller is a party or by which Seller is bound or affected.

              (c) Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

              (d) There are no actions, suits, claims, proceedings, investigations, or litigation pending, or to the knowledge of the Seller threatened against or affecting Seller, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in direct relation to the Assets.

              (e) The Assets of Seller are sold AS IS, WHERE IS and with all faults.

              (f) Seller's representations and warranties in this Agreement shall be true as of, and survive, the Effective Date for one (1) year.

         5. The purchase and sale described in this Agreement shall be consummated, unless delayed to another date by agreement of the parties in writing, at 10:00 a.m. Pacific Standard Saving Time on December 4, 2003 ("Closing Date") at 2355 South 1070 West, Salt Lake City, Utah ("Closing Place").

         6. On the Closing Date, at the Closing Place:

              (a) Buyer shall deliver to Seller or its agent this signed Agreement, properly executed by Buyer, required to evidence Buyer's obligations under this Agreement and the purchase price under section 3, above; and,

              (b) Seller shall transfer to Buyer possession of all of the Assets which can physically be delivered. Seller shall use its commercially-reasonable best efforts at Buyer"s expense to obtain the execution by third parties and deliver to Buyer instruments of assignment and transfer of all the Assets and assignments executed by Seller, Buyer and the third parties in a form mutually agreed by the Parties, assigning any rights in the assets, including but not limited to the patents and trademarks. After the Closing Date, Seller shall continue to fully cooperate with Buyer to complete the proper transfer of the Assets sold herein, including but not limited to transfers which are recorded with the U.S. Patent and Trademark Office.

         7. Seller shall indemnify, defend and hold harmless Buyer against and in respect of and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees that Buyer shall incur or suffer, that arise, result from, or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement. Seller shall not be responsible for any warranties arising out of or related to the use of the assets, whether any such warranty claims are related to events occurring before or after the Closing Date.


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


         8. Buyer shall indemnify, defend and hold harmless Seller against and in respect of and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Seller shall incur or suffer that arise, result from or relate to any act, omission or breach arising out of ownership or operation of the Assets after the Closing Date. Buyer hereby assumes all responsibility for servicing and warranties pertaining to equipment already sold by Seller which were of or for the two product lines purchased herein.

         9. For three (3) years from the Closing Date, Seller agrees that it will not directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be employed or connected in any manner with or by, any business that competes with Buyer in the market of cataract removal equipment (said market being limited in scope to equipment substantially of the same as the proprietary technology of the Mentor Odyssey and Mentor Sistem product lines purchased herein) in the United States, unless Seller obtains the prior written consent of Buyer or except as authorized under the limited license described in section 2, above. Seller agrees that the remedy at law for any breach by her of any provision of this paragraph will be inadequate and that, besides any other remedies it may have, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to either Seller or to Buyer.

         10. Nevada law governs this Agreement. Should any dispute arise out of this Agreement, the Parties agree the jurisdiction and venue for any such action shall be Clark County, Nevada.

         11. Buyer and Seller shall execute, acknowledge and deliver any further assurances, documents and instruments reasonably requested by the other to give effect to the transaction contemplated in this Agreement.

         12. Seller and Buyer are independent of each other and shall so represent themselves to all third parties. Neither Buyer nor Seller is the agent or legal representative of the other and neither has the right or authority to bind the other in any way. This Agreement creates no relationship of partnership or a joint venture, and creates no pooling arrangement.

         13. This Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successor in interest, personal representative, estates, heirs, and legatees of Buyer and Seller.

         14. In case of any controversy, claim, or dispute between Buyer and Seller, arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs.


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


         15. This Agreement contains the entire agreement of Buyer and Seller, and are and shall remain confidential. Neither Party shall disclose the terms of the Agreement to any third party except as necessary to complete transfer of title of any of the assets or otherwise complete this transaction.



Dated: December 3, 2003                  AMERICAN OPTISURGICAL, INC.



                                         By: /s/ Cam Cameron
                                         ---------------------------------------
                                         Cam Cameron, President




Dated: December 3, 2003                  PARADIGM MEDICAL INDUSTRIES, INC.


                                         By:  /s/ Jeffrey F. Poore
                                         ---------------------------------------
                                         Jeffrey F. Poore

                                         Its: President and Chief Executive
                                              Officer





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